UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 27, 2007

Commodore Applied Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11871	11-3312952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 Knight Street, Suite B Richland, WA	99352
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 943-2565

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On November 27, 2007, Commodore Applied Technologies, Inc.  announced financial results for the three and nine month periods ended September 30, 2007 (see table below).

Commodore Applied Technologies, Inc. and Subsidiaries

Condensed, Consolidated Statements of Operations

Three and Nine Months Ended September 30,

(Unaudited – dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Revenues	$990	$2,281	$2,579	$6,343
Loss from operations	($18)	($178)	($704)	($649)
Net loss	($230)	($338)	($1,303)	($968)
Deemed dividends and dividends accrued to preferred shareholders	(103)	(103)	(310)	(309)
Net loss applicable to common shareholder	($333)	($441)	($1,613)	($1,277)
Loss per share – basic and diluted	($0.04)	($0.06)	($0.20)	($0.16)
Number of weighted average shares outstanding (000’s)	8,288	7,836	8,260	7,796

For more information please see the press release attached as exhibit 99.1

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1  - Press Release, November 27, 2007

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Commodore Applied Technologies, Inc. (Registrant)

Dated: November 27, 2007	By: /s/ Ted Sharp
Ted Sharp, Chief Financial Officer